EXHIBIT 10.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE TRANSFERRED, SOLD, ASSIGNED, OR HYPOTHECATED, ONLY IF REGISTERED BY PSI CORPORATION, A NEVADA CORPORATION (THE “COMPANY”). UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND IF REGISTERED OR QUALIFIED IN EVERY APPLICABLE STATE, OR IF THE COMPANY HAS RECEIVED THE FAVORABLE OPINION OF COUNSEL TO THE WARRANTHOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION OF THE WARRANT OR THE UNDERLYING SECURITIES IS NOT NECESSARY IN CONNECTION WITH SUCH TRANSFER, SALE, ASSIGNMENT, OR HYPOTHECATION.

WARRANT TO PURCHASE 2,500,000 SHARES COMMON STOCK
OF PSI CORPORATION, A NEVADA CORPORATION

PSI CORPORATION
Warrant to Purchase Common Stock

This certifies that, for value received, Lazarus Investment Partners LLLP, a Delaware limited liability limited partnership, the registered holder hereof or its assigns (the “Warrantholder”) is entitled to purchase from PSI Corporation f/d/b/a/ friendlyway Corporation, a Nevada corporation (the “Company”), at any time before 5:00 p.m., Colorado time, on October 10, 2011 (the “Expiration Date”) at the purchase price of $.15 per share of Common Stock (the “Warrant Exercise Price”), up to 2,500,000 shares of Common Stock of the Company (the “Common Stock”). The Warrant Exercise Price and number of shares of Common Stock purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as provided herein. This Warrant was issued pursuant to the terms of a Purchase Agreement (“Purchase Agreement”; all terms defined in the Purchase Agreement to have the same meanings herein) dated the date hereof between the Company and the initial Warrantholder and is subject to, and entitled to the benefits of, the Purchase Agreement.

1.    Title to Warrant. Prior to the termination hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the Warrantholder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. This Warrant and the Common Stock may be transferred, sold, assigned, or hypothecated, only if registered by the Company under the Act and registered and qualified in every applicable jurisdiction, or if the Company has received the favorable opinion of counsel to the Warrantholder, which opinion and counsel shall be reasonably satisfactory to counsel to the Company, to the effect that registration of the Warrant or the Common Stock issuable upon its exercise (“Underlying Securities”) and registration and qualification in every applicable jurisdiction is not necessary in connection with such transfer, sale, assignment, or hypothecation. Unless the provisions hereof relating to transfer shall have been complied with, the Company shall not be required to take any action in respect of any purported transferee or holder of this Warrant.

2.    Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered Warrantholder, in whole or in part from time to time before its termination, by the surrender of this Warrant, together with the Notice of Exercise attached hereto duly completed and executed at the office of the Company, at 7222 Commerce Center Drive, Suite 240, Colorado Springs, Colorado 80919 (or such other office or agency of the Company as it may designate by notice in writing to the Warrantholder, at the address of such Warrantholder appearing on the books of the Company), and upon payment of the Warrant Exercise Price for the shares thereby purchased (by cash, by check or bank draft payable to the order of the Company, or by cancellation of indebtedness of the Company to the Warrantholder, if any, at the time of exercise, in an amount equal to the Warrant Exercise Price for the shares thereby purchased), and/or by execution of an election by the Warrantholder to effect a cashless exercise pursuant to Section 12 hereof); whereupon the Warrantholder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased; provided, however, that the Company will place on each certificate a legend substantially the same as that appearing on this Warrant, in addition to any legends required by any applicable state or federal law. The date upon which the Company shall have received this Warrant and payment of the applicable Warrant Exercise Price is the Exercise Date. If this Warrant is exercised in part, the Company will issue to the Warrantholder a new Warrant upon the same terms as this Warrant, but for the balance of shares of Common Stock for which this Warrant then remains exercisable. Subject to the foregoing limitations, the Company agrees that if, upon the Exercise Date, the Warrantholder shall be entitled to exercise this Warrant, the shares so purchased shall be deemed to be issued to such Warrantholder as the record owner of such shares as of the close of business on the Exercise Date.

Certificates for shares purchased hereunder shall be delivered to the Warrantholder within 10 business days after the date on which this Warrant shall have been exercised as aforesaid.

The Company covenants that all shares of Common Stock that may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant in accordance with the terms hereof, be fully paid and non-assessable and free from all preemptive rights, taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, the Company shall issue one full additional share of Common Stock for any fraction that exceeds one-half, and any fraction that is equal to or less than one-half shall be extinguished, without further consequence or payment therefor. Upon the partial exercise of this Warrant, no portion of the Warrant for the unexercised remainder hereof shall refer to fractional shares of Common Stock, and any such fractions shall be eliminated from the Warrant for such remainder, without further consequence or payment therefor.

4.    Charges, Taxes, and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Warrantholder, for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company (except that the Warrantholder and/or transferee shall be responsible for taxes in respect of any transfer occurring contemporaneously therewith), and such certificates shall be issued in the name of the Warrantholder or in such name or names as may be directed by the Warrantholder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Warrantholder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Warrantholder; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock or replacement for this Warrant (or any portion thereof), the Company may require, as a condition thereto, that the Warrantholder shall make payment of a sum sufficient to reimburse the Company for any transfer tax incidental thereto and that the transferee shall execute an appropriate investment representation.

5.    No Rights as Shareholders. This Warrant does not entitle the Warrantholder to any voting rights, dividend rights, liquidation rights, or other rights as a shareholder of the Company, or holder of any of the Underlying Securities, prior to the exercise hereof.

6.    Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder, at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Warrantholder. This Warrant may be surrendered for exchange, transfer, or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.    Loss, Theft, Destruction, or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, upon receipt by the Company of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor (but with no additional rights or obligations) and dated as of such cancellation, in lieu of this Warrant.

8.    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day in the State of Colorado that is not a Saturday, Sunday, or legal holiday.

9.    Cash Distributions. Except as hereinafter specifically provided, no adjustment will be made to the Warrant Exercise Price on account of cash dividends or other cash payments on the Underlying Securities.

10.    Forced Cashless Exercise. If on each of thirty consecutive trading days (i) a Registration Statement has been effective covering the resale of the Common Stock issuable upon exercise of this Warrant, (ii) the Company’s Common Stock (including the shares issuable upon exercise of this Warrant) has been listed on a national securities exchange, the Nasdaq National Market, or the OTC Bulletin Board and (iii) the Company’s Common Stock has had a closing bid price of more than $.50 a share (as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events), the Company upon written notice to the Warrantholder given within 5 days after the expiration of such 30 trading days may force a cashless exercise of this Warrant effective upon the giving of such notice and the contemporaneous delivery to the Warrantholder of the Common Stock issuable upon such cashless exercise.

11.    Adjustment of Warrant Shares and Warrant Exercise Price.

(a)    Under the terms of the Purchase Agreement, the Company represented and warranted to the Purchaser that the Purchased Shares and Warrant Shares constituted the Purchaser’s Percentage of the Company’s Fully Diluted Common Stock as of the date of this Warrant. In the event that, subsequent to the date of this Warrant, additional shares (“Additional Shares”) of Common Stock are issued upon conversion, exercise, exchange, or payment of any options, rights, warrants, securities, agreements, or instruments which are outstanding on the date hereof and were not included in Fully Diluted Shares in the computation under the Purchase Agreement (including, but not limited to, “Penalty” shares, shares issuable in payment of principal or interest under outstanding notes, or shares issuable as a result of anti-dilution adjustments), the aggregate number of Purchased Shares and Warrant Shares will be recomputed to equal the Purchaser’s Percentage of the Fully Diluted Shares, but with the Additional Shares included in the Fully Diluted Shares, and the number of shares issuable upon exercise of this Warrant will equal the total number of shares thus obtained, minus 7,500,000 shares (the aggregate number of Purchased Shares and the number of shares of Common Stock issuable upon exercise of the other Warrant issued under the Purchase Agreement on the date of this Warrant). The number of shares issuable upon exercise of this Warrant will be subsequently adjusted for each issuance of Additional Shares. Within 10 days after issuance of Additional Shares, the Company will notify the Purchaser in writing, together with a computation of the adjustment in the number of shares then issuable upon exercise of this Warrant. In no event will any adjustment under this subparagraph (a) result in a decrease from the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment.

(b)    In each case wherein the Company shall at any time after the date of this Warrant subdivide (by way of a stock split) or declare a stock dividend or combine the outstanding shares of Common Stock, the number of Underlying Securities shall forthwith be proportionately increased in the case of a subdivision or stock dividend or decreased in the case of a combination.

(c)    In case of any adjustment in the number of shares of Common Stock issuable upon exercise of this Warrant, the Warrant Exercise Price per share will be adjusted by an amount determined by dividing the total exercise price that would have been payable upon full exercise of this Warrant immediately prior to the adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment.

(d)    In case the Company shall at any time after the date hereof issue or sell any of the Company’s shares of Common Stock (including shares held in the Company’s treasury and shares deemed to have been issued as provided below, but excluding “Excluded Issuances” (as defined below), for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the issuance or sale, the Warrant Exercise Price in effect immediately prior to each such issuance or sale shall forthwith be adjusted to equal the per share consideration received by the Company upon the issuance or sale of its Common Stock. Upon any such adjustment of the Warrant Exercise Price, the number of shares of Common Stock deliverable upon exercise of this Warrant shall be determined by (a) dividing the Warrant Exercise Price in effect prior to such adjustment by the Warrant Exercise Price as adjusted, and (b) multiplying the resulting quotient by the number of shares of Common Stock deliverable upon exercise of this Warrant immediately prior to such adjustment. Excluded Issuances shall mean:

(i)    the issuances of Additional Shares as defined and provided for under subparagraph (a) above;

(ii)    shares of Common Stock issued pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed in the Disclosure Documents;

(iii)    options issued and shares of Common stock issued or issuable upon exercise of such options, that are issued after the date hereof under any employee incentive stock option plan adopted by the Company, or such other similar compensatory options, issuances, arrangements, or plans approved by the Company’s Board of Directors.

In connection with an adjustment under this clause (c), the following will apply:

(i)    In the case of the issuance of: (A) options to purchase or rights to subscribe for Common Stock; (B) securities by their terms convertible into or exchangeable for Common Stock; or (C) options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Stock:

(1)    The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(2)    The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights;

(3)    On any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights, or securities, where such change results in a lower purchase price per share, the Warrant Exercise Price hereunder shall forthwith be decreased to such purchase price as would have obtained had the adjustment made upon (x) the issuance of such options, rights, or securities not exercised, converted, or exchanged prior to such change, as the case may be, been made upon the basis of such change, or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change.

(e)    In case, at any time after the date of this Warrant, of any reorganization, reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares for which adjustment is made pursuant to subsections (b) and (c) hereof), or consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the Common Stock), this Warrant shall, after the effective date of such reorganization, reclassification, consolidation, or merger, be exercisable into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger to which such Warrantholder would have been entitled, if it had exercised this Warrant, immediately prior to such reorganization, reclassification, consolidation, or merger. The provisions of this subsection (d) shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

(f)    The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Warrantholders against impairment.

12.    Cashless Exercise.

(a) The Warrantholder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, on a cashless basis, by surrendering this Warrant, with the Notice of Exercise attached to this Warrant duly executed by or on behalf of the Warrantholder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Warrant Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this Section 12, the number of Warrant Shares issued to the Holder shall be determined according to the following formula:

X = Y*(A-B)
A

Where:	X	=	the number of Warrant Shares that shall be issued to the Warrantholder.
Y	=
the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Warrantholder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Warrant Exercise Price).

A	=	the Fair Market Value (as defined below) of one share of Common Stock; and
B	=	the Warrant Exercise Price then in effect.

(b)    The Fair Market Value per share of Common Stock shall be determined as follows:

(i)    if the Common Stock is listed on a national securities exchange, the Nasdaq National Market, the OTC Bulletin Board, or another nationally-recognized trading system as of the Exercise Date (or within 30 days prior to such date), the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date; provided that if the Common Stock is not so listed on such day, the Fair Market Value per share of Common Stock shall be determined on the most recent trading date preceding the Exercise Date when the Common Stock was so listed, unless such trading date is more than 30 days before the Exercise Date, in which case, the Fair Market Value shall be determined below.

(ii)    If clause (i) does not apply but there is a Qualified Private Placement (as such term is hereafter defined), the Fair Market Value per share of Common Stock shall be the Common Equivalent Price (as such term is herein defined) in respect of the Qualified Private Placement. For purposes of this subsection, a “Qualified Private Placement” shall mean the sale by the Company in one or more transactions not involving a sale of the Company’s Common Stock pursuant to a registration statement under the Act, during any twelve-month period ending within six months prior to such cashless exercise, of equity securities for an aggregate purchase price in cash of at least Two Million Dollars ($2,000,000). The term “Common Equivalent Price” shall mean the price determined by dividing the gross proceeds received by the Company as a result of a Qualified Private Placement by the number of shares of Common Stock issued, or issuable upon conversion or exchange of securities issued therein, in exchange for such gross proceeds (without taking into account any subsequent adjustments that are not capable of determination at the time of issuance of such securities).

(iii)    If clauses (i) and (ii) do not apply, then the Fair Market Value per share of the Common Stock shall be the value placed upon shares of such stock, on good faith determination by the Company’s Board of Directors, as to Fair Market Value as of the Exercise Date.

13.    Reservation and Issuance of Shares. At all times the Company will keep reserved for issuance upon exercise of this Warrant, the number of shares of Common Stock then issuable upon full exercise hereof. The Company covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company’s Common Stock upon the exercise of the purchase rights under this Warrant and to issue replacement, successor, and/or remainder Warrants in respect hereof.

14.    Notices of Record Date. The Company shall cause to be mailed to the Warrantholder, at least 20 days prior to the record or transaction date hereinafter specified, the following notices:

(a)    Notice of the date upon which the Company will take a record of the holders of its capital stock for the purpose of entitling any of them to subscribe for or purchase any shares of stock of any class or to receive a dividend, distribution, or any other rights;

(b)    Notice of the date upon which there will occur any reorganization of the Company, reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of capital stock), or consolidation or merger of the Company with or into another corporation that does not constitute a Sale of the Company;

(c)    Notice of the effective date upon which the rights of the holders of any of the Underlying Securities will be determined in the event of a voluntary or involuntary dissolution, liquidation, or winding up of the Company; and/or

(d)    Notice of the date upon which a record will be taken, for the purpose to grant or extinguish any other right, privilege, or obligation of any party, in respect of this Warrant or the Underlying Securities.

15.    Amendments and Waivers. Neither this Warrant nor any term hereof may be changed, waived, varied, discharged, or terminated orally or in writing, except that any term of this Warrant may be amended and the observance of any such term may be waived (either generally or in a particular instance, and either retroactively or prospectively) with (but only with) the written consent of the Company and the Warrantholder; provided, however, that no such waiver shall extend to or affect any obligation not expressly waived.

16.    Communications. All notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), personally delivered (against a receipt signed by the Warrantholder or its agent), transmitted by facsimile (with verification of receipt thereof), or sent by means of a nationally recognized overnight delivery service (with verification of delivery), addressed to the Warrantholder and the Company, at the following respective addresses:

If to the Warrantholder:	Lazarus Investment Partners LLLP
2401 East Second Avenue
Suite 400
Denver, Colorado 80206
Attn: Justin Borus, Member
Fax: 303-302-9050

With a copy to:	James A. Jacobson, Esq.
Berenbaum, Weinshienk & Eason, P.C.
370 Seventeenth Street, 48th Floor
Denver, Colorado 80202-5698
Fax: 303-629-7610

If to the Company, to:	PSI Corporation
7222 Commerce Center Drive
Suite 240
Colorado Springs, Colorado 80919
Attn: Ken Upcraft, Chief Executive Officer and President
Fax: 719-598-3897

All notices and other communications given in accordance with the foregoing procedures shall be deemed to have been given as of the date and time of actual delivery, deposit in the United States mail, proof of transmittal by facsimile, or 2:00 p.m., Colorado time, on the next business day after deposit with a nationally recognized overnight delivery service (prior to the applicable local time for next business day delivery), as the case may be.

17.    Miscellaneous. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its President thereunto duly authorized.

COMPANY:
PSI Corporation, a Nevada corporation

By:	/s/ Kenneth J. Upcraft
Name:	Kenneth J. Upcraft
Title:	Chief Executive Officer
Date:	October 17, 2006

NOTICE OF EXERCISE

TO:	PSI Corporation

1.    The undersigned hereby elects to purchase __________ shares of Common Stock, of PSI Corporation, pursuant to the terms of the attached Warrant, and: (a) tenders herewith payment of the Warrant Exercise Price in full, together with all applicable transfer taxes, if any, payable pursuant to the terms of the Warrant hereby exercised; or (b) elects a cashless exercise of the attached Warrant, pursuant to the provisions of Section 12 thereof, if no payment is herewith tendered.

2.    Please issue a certificate or certificates representing said shares of Common Stock, in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Note that any name herein which is not the name of the Warrantholder of record must be accompanied by an Assignment Form in proper form.

3.    Please issue a Warrant certificate, representing a Warrant for the remainder of shares of Common Stock, if any, for which the undersigned Warrantholder has not exercised the Warrant herein, in the name of the undersigned Warrantholder.

____________________	Lazarus Investment Partners LLLP, a
Date	Delaware limited liability limited partnership

	By:	Lazarus Management Company LLC,
its General Partner

By: ______________________
Justin B. Borus, Manager

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to purchase shares.)

(This form must accompany any
Notice of Exercise for securities issuable
to any person other than the
Warrantholder of record.)

FOR VALUE RECEIVED, the foregoing PSI Corporation Common Stock Warrant, and all rights evidenced thereby, are hereby assigned to

(Please Print)

whose address is:

Dated: _______________________, 200_
Lazarus Investment Partners LLLP, a
Delaware limited liability limited partnership

By:	Lazarus Management Company LLC,
its General Partner

Record Warrantholder’s Signature:	By: __________________
Justin B. Borus, Manager

Record Warrantholder’s Address:

NOTE: The signature on this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Any officer of a corporation or person acting in a fiduciary or other representative capacity must file proper evidence of authority to assign the foregoing Warrant.